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                                                                    EXHIBIT 99.1


                      NON-QUALIFIED STOCK OPTION AGREEMENT

        This Non-Qualified Stock Option Agreement, entered into as of the 15th day of December, 1997, between Credit Store, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation") with its principal place of business at 3401 North Louise Avenue, Sioux Falls, South Dakota 57107 and ________________, residing at ___________________ (the
"Optionee").

        1. The Corporation, pursuant to the terms and conditions hereinafter set forth, grants as of the date hereof to the Optionee a nonqualified stock option to purchase an aggregate of ______________ shares of common stock, $.001 par value per share of Credit Store, Inc. ("Common Stock") at an exercise price of $_________ per share, being at least equal to the fair market value of such shares of Common Stock as of the date hereof. The options granted herewith are vested as of the date hereof. Shares of Common Stock to be issued upon the exercise of this option may, at the election of the Corporation, be either authorized and unissued shares or shares previously issued and reacquired by the Corporation. This option shall not be treated as an "incentive stock option" under Section 422 of the Internal Revenue Code of 1986, as amended.

        2. This option shall be exercisable as to the total number of shares subject to this option, in whole or in part, on or after the date hereof and shall expire at the close of business on December 15, 2002 (the "Expiration Date"). In the event the Expiration Date falls during a period in which an underwriter has prohibited sale of shares issuable upon exercise of this Option as provided in section 11(a), then the Expiration Date shall be extended to the 45th day following the end of the period in which such sales are prohibited. The right to purchase



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shares of Common Stock under this Agreement shall be cumulative, so that if the full number of shares purchasable at any given time shall not be purchased, then the balance may be purchased at any time or from time to time thereafter, but not after the Expiration Date (as defined in Paragraph 3).

        3. This option shall expire at the close of business on December 15, 2002 (the "Expiration Date"), provided that this option shall terminate immediately if the Optionee's employment is terminated for cause. In the event the Expiration Date falls during a period in which an underwriter has prohibited sales of shares issuable upon exercise of this Option as provided in Section 11(a), then the Expiration Date shall be extended to the ninetieth (90th) day following the end of the period in which such sales are prohibited.

        4. This option shall be exercised by the delivery by the Optionee (or the executor, administrator, or other person who at the time is entitled by law to exercise the rights of the deceased or incapacitated Optionee) of written Notice of Exercise in the form annexed hereto to the Corporation at its principal office, presently located at 3401 North Louise Avenue, Sioux Falls, South Dakota 57107, Attention: Compensation/Stock Option Committee, stating that the Optionee is exercising this non-qualified stock option, specifying the number of shares being purchased and accompanied by payment in full of the aggregate purchase price therefor (a) in cash or by certified check, (b) with previously acquired shares of Common Stock which have been held by the Optionee for at least six months having a Fair Market Value on the exercise date equal to the aggregate exercise price, or (c) a combination of the foregoing. For this purpose, the "Fair Market Value" of a share of Common Stock on any day shall mean (a) if the principal market for the Common Stock is a national securities exchange, the average of the highest and lowest sales prices per share of the Common Stock


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on such day as reported by such exchange or on a composite tape reflecting transactions on such exchange, (b) if the principal market for the Common Stock is not a national securities exchange and the Common Stock is quoted on the Nasdaq Stock Market ("Nasdaq"), and (i) if actual sales price information is available with respect to the Common Stock, the average of the highest and lowest sales prices per share of the Common Stock on such day on Nasdaq, or (ii) if such information is not available, the average between the highest bid and the lowest asked prices per share of Common Stock on such day on Nasdaq, or (c) if the principal market for the Common Stock is not a national securities exchange of the Common Stock is not quoted on Nasdaq, the average of the highest bid and lowest asked prices per share for the Common Stock on such day as reported on the Nasdaq OTC Bulletin Board Service or by National Quotation Bureau, Incorporated or a comparable service; provided that if clauses (a), (b) and (c) of this paragraph are all inapplicable, or if no trades have been made or no quotes are available for such day, the fair market value of a share of Common Stock shall be determined by the Board of Directors of the Corporation. Notwithstanding the foregoing, the Corporation may, in its sole discretion, permit payment of the exercise payment of the exercise price of this option by delivery by the Optionee of a properly executed Notice of Exercise, together with a copy of his irrevocable instructions to a broker designated by the Corporation to deliver promptly to the Corporation the amount of sale proceeds sufficient to pay such exercise price. In connection therewith, the Corporation may enter into agreements for coordinated procedures with one or more brokerage firms.


        5. Notwithstanding the foregoing, this option shall not be exercisable by the Optionee unless (a) a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act") with respect to the shares of Common Stock to be received upon the


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exercise of this option shall be effective and current at the time of exercise or (b) there is an exemption from registration under the Securities Act for the issuance of the shares of Common Stock upon exercise. The Optionee hereby represents and warrants to the Corporation that, unless a Registration Statement is effective and current at the time of exercise of this option, the shares of Common Stock to be issued upon the exercise of this option will be acquired by the Optionee for his own account, for investment only and not with a view to the resale or distribution thereof. In any event, the Optionee shall notify the Corporation of any proposed resale of the shares of Common Stock issued to him upon exercise of this option. Any resale or distribution of such shares of Common Stock by him may be made only pursuant to (c) a Registration Statement under the Securities Act which is effective and current with respect to the shares of Common Stock being sold, or (d) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption, the Optionee shall prior to any offer of sale or sale of such shares of Common Stock provide the Corporation with a favorable written opinion of counsel satisfactory to the Corporation, in form and substance satisfactory to the Corporation, as to the applicability of such exemption to the proposed sale or distribution. Such representations and warranties shall also be deemed to be made by the Optionee upon each exercise of this option. Nothing herein shall be construed as requiring the Corporation to register shares subject to this option under the Securities Act.

        6. Within six months of the date at which the Corporation shall have become a registered company pursuant to section 12(g) of the Securities Exchange Act of 1934, and shall have satisfied all other requirements for filing of a Form S-8 registration statement with the Securities and Exchange Commission, the Corporation shall make all commercially


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reasonable efforts to register the shares of Common Stock that are subject to this Option by filing a Form S-8 with respect to such shares with the Securities and Exchange Commission.

        7. Nothing herein shall confer upon the Optionee any right to continue as an employee of the Corporation, its parent of its subsidiaries or interfere in any way with any right of the Corporation, its parent or any subsidiary to terminate such relationship at any time for any reason without liability to the Corporation, its parent or subsidiaries. Neither the Optionee nor his legal representatives shall have any of the rights or privileges of a shareholder of the Corporation in respect of any of the shares issuable upon the exercise of this option, unless and until certificates representing such shares shall have been issued and delivered; provided, however, that until such certificates are issued, the Optionee shall be treated as owning any previously acquired shares of Common Stock used to exercise such option.

        8. The Corporation may withhold cash and/or shares of Common Stock in the amount, if any, necessary to satisfy its obligations to withhold taxes or other amounts by reason of the grant, exercise or disposition of the option or the shares of Common Stock underlying the option, or may require the Optionee to pay the Corporation such amount. The Optionee agrees to pay any such amount to the Corporation in cash upon demand.

        9. The Corporation may affix appropriate legends upon the certificates for shares and may issue such "stop transfer" instructions to its transfer agent in respect of such shares as it determines, in its discretion, to be necessary or appropriate to (a) prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act, or (b) implement the provisions of any agreement between the Corporation and the Optionee with respect to such shares.


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        10. The Optionee represents and agrees that he will comply with all applicable laws relating to the grant and exercise of this option and the disposition of the shares of Common Stock acquired upon exercise of this option, including without limitation, Federal and state securities and "blue sky" laws.

        11. (a) The Optionee agrees that the underwriter for a public offering of the Corporation's shares of Common Stock, or the Corporation, shall each have the right, in its sole discretion, to prohibit the sale, without prior written consent, of all or any portion of the shares subject to this option for a period not to exceed 12 months from the closing of a public offering of the Corporation's securities. The provisions of this paragraph 11 shall apply to any public offering of the Corporation's securities, regardless of whether any shares of the Optionee are included in or registered concurrently with such offering.

            (b) Any sales of shares received by Optionee upon exercise of the option may be sold only in compliance with applicable laws respecting the sale of shares of securities of the Corporation by officers, directors and control persons, and, without regard to the applicability of such limitations, only in amounts that do not exceed the volume limitations on sales of securities by an affiliate of an issuer imposed by Rule 144(e) promulgated under the Securities Act of 1933.

        12. This option is not transferable by the Optionee other than upon his death by will or the laws of descent and distribution. Neither this option nor any of the rights and privileges conferred hereby shall, except as specifically permitted in the immediately preceding sentence, be transferred, assigned, pledged (as collateral for a loan, or as security for the performance of an obligation, or for any other purpose), or hypothecated in any way (whether voluntarily, by operation of law or otherwise) or be subject to execution,


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attachment, or similar process. Any attempted transfer, assignment, pledge (as collateral for a loan or as security for the performance of any obligation, or for any other purpose), hypothecation, execution, attachment or similar process, which is not specifically permitted hereunder, shall be null and void and of no force or effect.

        13. In the event that, prior to the issuance by the Corporation of all the shares pursuant to this Option, there shall be any change in the outstanding Common Stock of the Corporation by reason of a stock dividend, stock split, spin-off, stock combination, recapitalization, merger in which the Corporation is the surviving corporation or the like, the remaining number of shares still subject to this option and the exercise price therefore shall be proportionally adjusted by the Board of Directors of the Corporation to reflect such change. Such adjustment may provide for the elimination of fractional shares which might otherwise be subject to options, without payment therefor. The determination of the Board of Directors with respect thereto shall be conclusive and binding on the parties, provided the Board of Directors was acting in good faith in making such determination. In the event of (a) a consolidation, (b) a merger (or a similar transaction) in which the Corporation is not the surviving corporation ,
(c) a merger (or a similar transaction) in which the Corporation is the surviving corporation but more than 50% of the outstanding Common Stock is transferred or exchanged for other consideration or in which the shares of Common Stock are issued in an amount in excess of the number of shares of Common Stock outstanding immediately preceding the merger (or similar transaction), or
(d) a sale of all or substantially all of the Corporation's assets, then, in each such case, the Optionee, upon exercise of this option at any time after the consummation of such consolidation, merger sale, or similar transaction, shall be entitled to receive the stock or other securities or property to which the Optionee


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would have been entitled upon such consummation if the Optionee had exercised this option immediately prior thereto; and in each such case, the terms of this option shall be applicable to the shares of stock or other securities or property receivable upon exercise of this option after such consummation. Upon the liquidation or dissolution of the Corporation, this option shall terminate, unless other provisions is made therefor.

        14. The invalidity, unenforceability or illegality of any provision herein shall not affect the validity, enforceability or legality of any other provision.

        15. This Agreement shall be binding upon and inure to the benefit of any successor or assign of the Corporation and to any heir, distributee, executor, administrator or legal representative entitled by law to the Optionee's rights hereunder. This Agreement may not be amended except in writing signed by the parties.

        16. Whenever notice is required to be given under the terms of this Agreement, such notice shall be in writing and shall be deemed delivered:

            (a) If to the Corporation, upon receipt by the Corporation, at the Corporation's address set forth above, Attention: Compensation/Stock Option Committee, or such other address as the Corporation may designate by notice to the Optionee, effective upon receipt of such notice by the Optionee.

            (b) If to the Optionee, as of the day it is personally delivered, or 5 days after mailing, by registered or certified mail, return receipt requested, postage prepaid, at the Optionee's address set forth above, or such other address as the Optionee may designate by notice to the Corporation, effective upon receipt of such notice by the Corporation.

        17. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflict of law provisions.


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        18. This Agreement constitutes the entire understanding between the parties with respect to the subject matter hereof and supersedes any prior agreements with respect thereto.

        19. The Corporation shall pay all issuance taxes with respect to the shares of Common Stock upon exercise of this option, as well as all expenses incurred by the Corporation in connection therewith.

        20. This option shall not be construed or interpreted with any presumption against the Corporation by reason of the Corporation causing this Agreement to be drafted.

        21. This option agreement supersedes any option previously granted pursuant to any Contract or other agreement between the Optionee and the Corporation with respect to stock options of the Corporation. The Optionee confirms that the only option Optionee has with the corporation is the option granted herein pursuant to this agreement.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above set forth.


                                       CREDIT STORE, INC.


                                       By
                                          --------------------------------------
                                            Name:
                                            Title:

                                       -----------------------------------------
                                       Optionee


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